                                                                June 17, 2004

                                 CODE OF ETHICS

                             Evergreen Equity Trust

                          Evergreen Fixed Income Trust

                           Evergreen International Trust

                          Evergreen Money Market Trust

                            Evergreen Municipal Trust

                          Evergreen Select Equity Trust

                       Evergreen Select Fixed Income Trust

                       Evergreen Select Money Market Trust

                        Evergreen Variable Annuity Trust

                     Evergreen Hedged Specialists Fund, LLC

                     Evergreen Managed Strategies Fund, LLC

                          Evergreen Income Advantage Fund

                          Evergreen Managed Income Fund

                    Evergreen Utilities and High Income Fund

1.       Definitions

         (A) "Access Person" -- any trustee or officer of the Evergreen Trusts.

         (B)      The "Act" -- the Investment Company Act of 1940.

         (C)      "Beneficial Ownership" -- A direct or indirect financial

                  interest in an investment giving a person the opportunity

                  directly or indirectly to participate in the risks and rewards of the investment, regardless of the actual owner of record.

                  Securities of which a person may have Beneficial Ownership include, but are not limited to:

                           (1)      Securities owned by a spouse, by or for

                                    minor children or by relatives of the person

                                    or his/her spouse who live in his/her home,

                                     including Securities in trusts of which such

                                    persons are beneficiaries;

                           (2)      A proportionate interest in Securities held

                                    by a partnership of which the person is a

                                    general

                                    partner;

                           (3)      Securities for which a person has a right to

                                    dividends that is separated or separable

                                    from the

                                    underlying securities; and

                           (4)      Securities that a person has a right to

                                    acquire through the exercise or conversion

                                    of another

                                    Security.

         (D)      "Compliance Officer" - James Angelos, Compliance Department,

                  Evergreen Investment Management Company, 200 Berkeley Street,

                  Boston, MA 02116 - (617)210-3690.

         (E)      "Disinterested Trustee" -- a trustee of any Evergreen Trust who is not an "interested person" of the Evergreen Trust

                  within Section 2(a)(19) of the Act.

         (F)      "Fund" -- any portfolio established by any of the Evergreen

                  Trusts.

         (G)      "Purchase or sale of a security" -- includes the writing of an option to purchase or sell a security.

         (H)      "Security" -- the same meaning as it has in Section 2(a)(36)

                  of the Act, but excluding securities issued by the United

                  States Government, bankers acceptances, bank certificates of deposit and commercial paper.

2.       Prohibited Securities Transactions

         (A)      No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:

                  (1) Employ any device, scheme or artifice to defraud the Fund;

                  (2)      Make to the Trust in connection with any Fund any

                           untrue statement of a material fact or omit to state

                           a material fact necessary in order to make the

                           statements made, in light of the circumstances under

                           which they are made, not misleading;

                   (3)      Engage in any act, practice, or course of business

                           which operates or would operate as a fraud or deceit

                           upon any Fund; or

                  (4)      Engage in any manipulative practice with respect to

                           any Fund.

         (B)      Inside Information

                  It is a violation of Federal Securities Laws to enter into transactions when in possession of material non-public

                   information (i.e. inside information). Inside Information is information regarding a Security or its issuer that has not yet been effectively communicated to the public through an SEC filing or widely distributed news release, and which a

                  reasonable investor would consider important in making an

                  investment decision or which is reasonably likely to impact the trading price of the Security. Inside Information

                  includes, but is not limited to, information about (i)

                  dividend changes, (ii) earnings estimates and changes to

                  previously released estimates, (iii) other changes in

                  financial status, (iv) proposed mergers or acquisitions, (v)

                  purchases or sales of material amounts of assets, (vi)

                  significant new business, products or discoveries or losses of business, (vii) litigation or investigations, (viii) liquidity difficulties or (ix) management changes.

                  From time to time, Trustees may learn about transactions in which a Fund may engage and other information that may be

                   considered Inside Information.

         (C)      No Access Person shall purchase or sell, directly or

                  indirectly, any security in which he or she has or thereby acquires any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale is being purchased or sold by any Fund or has been

                  recommended or is being purchased or sold by any Fund.

(D)  Access Persons shall strictly  adhere to the policies  relating to trading,

     purchase,  redemption or exchange of shares  issued by any  Evergreen  Fund according  to both the letter and spirit of those  Funds'  policies  as set forth in the  prospectus  and/or SAI of the Fund  involved.  Access Persons shall also strictly  adhere to all federal laws and  regulations  regarding such  transactions  as well as pertinent  state  fiduciary  laws. No Access

     Person  shall  request or accept any  special  dispensation  or relief from redemption fees or other trading restrictions not available to shareholders in general.  Access Persons shall at all times conduct  transactions in the

     Funds with  complete  openness so that their  identity  as the  transacting party is apparent.  No Access Person shall attempt to execute  late-trading through an omnibus account.

         (E)      Section 2(C) shall not apply to the following:

                  (1)      Transactions for any account over which the Access

                          Person has no direct or indirect influence or control.

                  (2)      Involuntary transactions by the Access Person or any

                           Fund.

                  (3)       Purchases under an automatic dividend reinvestment

                           plan.

                  (4)      Purchases effected by the exercise of rights, issued

                           by an issuer pro-rata to all holders of a class of

                            its securities, to the extent such rights were

                           acquired from such issuer, and sale of such rights.

                  (5)      Transactions approved in advance in writing by the

                           Executive Committee which the Committee finds to be:

                           (a)      Only remotely potentially harmful to a Fund

                                    because they would be very unlikely to

                                    affect a highly institutional market, or

                           (b) Clearly not related economically to the

securities to be purchased, sold or held by a Fund.

3.       Reports

         (A)      Subject to subsection (B) below, each Access Person shall make the reports required by section 270.17j-1(d) of the rules and regulations issued under the Act.

         (B)      A Disinterested Trustee of any Fund need only report a

                  transaction in a Security if he or she knows at the time of such transaction or, in the ordinary course of fulfilling his or her official duties as trustee, should have known that

                  during the 15 day period immediately preceding or after the date of the transaction, such Security was or would be

                  purchased or sold by any Fund or was or would be considered for purchase or sale by any Fund or its investment adviser.

4.       Enforcement

          (A)      Each violation of or issue arising under this Code shall be reported to the Board of Trustees at or before the next

                  regular meeting of the Boards.

         (B)      The Board of Trustees may impose such sanctions or penalties upon a violator of this Code as it deems appropriate

                  circumstances.

         (C)      The Compliance Officer shall review reports filed under the

                  Code to determine whether any violation may have occurred.

5.       Recordkeeping

         The Compliance Officer shall maintain the appropriate records and reports of the Code, any violations and/or sanctions for at least 5 years.

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